Exhibit 10.22

Fourth Amendment to Supply Agreement

This Amendment (this “Amendment”) effective as of March 11, 2011 (the “Amendment Date”) to the Supply Agreement (the “Agreement”), entered into on December 8, 2005, and previously amended on February 28, 2006, September 5, 2006, and February 26, 2010, between Hemispherx Biopharma, Inc. (hereinafter “Hemispherx”), and Jubilant HollisterStier LLC (formerly known as Hollister-Stier Laboratories LLC (hereinafter “Hollister-Stier”). Hemispherx and Hollister-Stier are each a “Party” and collectively, the “Parties”.

Whereas, the Parties wish to amend the Agreement regarding, among other things, postponement and cancellation of purchase orders; and

Whereas, all terms used, but not defined, herein shall have the respective meanings set forth in the Agreement.

Now, Therefore, in consideration of the premises and of the covenants herein contained, the Parties mutually agree as follows:

1.	Amendments.

(a) Section 3.8.2.2 of the Agreement is amended and restated in its entirety as follows:

3.8.2.2 Hemispherx reserves the right to cancel or postpone any purchase order, provided that all postponements and cancellations are in accordance with each of the following terms:

3.8.2.2.1	Should Hemispherx cancel or postpone all or part of any purchase order * or fewer calendar days prior to the scheduled fill date, Hemispherx shall pay Hollister-Stier a * fee equivalent to * of the purchase price for the entire purchase order.

3.8.2.2.2	Should Hemispherx cancel or postpone all or part of any purchase order less than * calendar days, but more than * calendar days prior to the scheduled fill date, Hemispherx shall pay Hollister-Stier a * fee equal to * of the purchase price for the entire purchase order.

3.8.2.2.3	Should Hemispherx cancel or postpone all or part of any purchase order less than * calendar days, but more than * calendar days prior to the scheduled fill date, Hemispherx shall pay Hollister-Stier a * fee equal to * of the purchase price for the entire purchase order.

3.8.2.2.4	Should Hemispherx cancel or postpone a purchase order * or more days before the scheduled fill date, Hollister-Stier will * .

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.

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3.8.2.2.5	The fees imposed under this Section 3.8.2.2 are * that will be imposed upon a rescheduled purchase order.

(b) The following is appended to Section 3.8.3.: “The prices as of March 11, 2011, which are subject to increase on the next anniversary of the Effective Date are set forth on Exhibit B.”

(c) The Exhibit to this Amendment is appended to the Agreement, as Exhibit B.

(d) Section 8.1 is amended by replacing such Section with: “This Agreement shall remain in full force and effect for   3  years from the effective date of this Amendment, unless terminated earlier in accordance with the provisions hereof.

2.	Miscellaneous.

2.1          Continuing Effect. This Amendment shall be effective for all purposes as of the Amendment Date. Except as otherwise expressly modified by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

2.2          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.3          Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Washington, irrespective of any conflicts of law rule which may direct or refer such determination of applicable law to any other state, and if this Amendment were performed wholly within the State of Washington.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.

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In Witness Whereof, the Parties have executed this Amendment effective as of the Amendment Date.

Hemispherx Biopharma, Inc.

By:	/s/ William A. Carter

Name:	William A. Carter, M.D.

Title:	CEO

Date:	9/9/11

Jubilant HollisterStier LLC

By:	/s/ Marcelo Morales

Name:	Marcelo Morales

Title:	CEO

Date:	Sept 2, 2011

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.

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EXHIBIT TO AMENDMENT FORMING EXHIBIT B TO SUPPLY AGREEMENT

PRICING AS OF MARCH 11, 2011

December 8, 2010

Mr. Wayne Springate

Hemispherx Biopharma, Inc.

783 Jersey Ave.

New Brunswick, NJ 08901

RE: Document 576-2-25-0, 2011 Price Increase - Ampligen

Dear Mr. Springate:

Per Supply Agreement dated December 8, 2005, Section 3.8.3, Hollister-Stier is notifying you of a    *   increase in pricing for fill/finish services provided to Hemispherx Biopharma. Changes in pricing are based upon the annual percentage change in the Producer Price Index Industry:

Pharmaceutical Preparations. Pricing for product lots manufactured December 8, 2010 through December 7, 2011 will be as follows:

AMPLIGEN
CURRENT PRICING		PROPOSED PRICING
Media Fill Batch:	$ *	Media Fill Batch:	$ *
Development Batch:	$ *	Development Batch:	$ *
Registration/Commercial Batches:	$ *	Registration/Commercial Batches:	$ *

As always, we appreciate your business and remain dedicated to the high standards of quality you rely upon. If you have any questions, please feel free to contact me directly at 509-482-3541.

Best regards,

/s/David M. Flowers

Director, Business Development

DMF/lec

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.

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